ABSTRACT OF CONSULTING AGREEMENT BETWEEN
                          TES, INC. AND YVONNE MARQUARD

Parties:       TES Inc. Employer
               Yvonne Marquard Consultant
Date:          Not legible

' 1 Description of Services to be Rendered

     Consultant shall be responsible for organization and coordination of the sale of 200,000 shares of TES, Inc. private placement. The Consultant will also supervise the registration of the stock. The consultant may have third parties perform the work under this contract..

' 2. Associated Duties. Consultant will remain in regular contact with TES and keep the company informed of all developments. The company may request information regarding the status of the projects at any time.

' 3. Comments and Changes by TES: TES may make comments and changes to the contractual duties of the Consultant at any time. Consultant shall carry any changes suggested by TES. Consultant must inform TES of any changes in the private placement, timing of the sale and issues regarding the stock registration in writing.

' 4 Associated Duties of TES: TES is obligated to provide Consultant with all information and documentation necessary for Consultant to do job.

'  5  Compensation:   Consultant  shall  be  paid  the  difference  between  the commissions paid to broker dealers for the sale of TES's private placement stock and 20%.

' 6 Termination by TES: If the consultant is in breach of the contract, TES may terminate after giving reasonable notice if the breach in writing.

' 7 Termination by Consultant: In the even TES fails to give Consultant information necessary for Consultant to perform contract, Consultant may terminate the agreement after giving TES reasonable notice in writing of the deficiency and giving TES a reasonable amount of time to cure.

' 8 Liability: TES shall not be liable fro damages of any kind by Consultant to third parties. Consultant agrees to indemnify TES for any liability. .

' 9 Confidentiality Agreement: Consultant is obligated not to disclose any corporate secrets learned during her engagement.

' 10 Assignment of Compensation: Consultant may assign her fees to a third person only with TES's consent. In the event the fees are garnisheed, TES has to right to deduct the cost of the garnishment which shall be DM 550 or 1% of the garnisheed amount, which ever is greater.

' 11 Confidentiality Agreement: Consultant shall keep all of TES's proprietary information confidential.

'  13  Jurisdiction  and  Venue:   Place  of  performance  is  Baldham  Germany.
Jurisdiction is Munich.

' 15 Integration Clause: All agreements outside the contract are not valid. All changes must be made in writing. If any clause is illegal or void the remaining terms shall remain valid and binding.

                                     Vertrag

uber Koordinierung der Varmarktung -von Aktien der
TES Inc., Denver, Colorado - USA



Zwischen

der Firma

TES, Inc.
European Office
Karl-Bohm-Str. 2
85598 Baldham
                  -im nachfolgeden AAuftraggeber: (AG) genannt-und

Frau Yvonne Marquard
Untemehmensberatung
Schlo(beta) str. 145
82140 Olching

         -,im nachfolgenden "Augtragnehmer@(AN) genannt-




wird folgender Vertrag geschlossen:

'1.Vertragsgegenstand

1.a Der Auftragnehmer ubernimmt fur den Auftraggeber die Organisation und Koordinierung des Vertriebs von 200.000 Stuck Stammaktien der TES Inc. im Rahmen einer Privatplazierung. Der An wird Vertriebspartner fur den Verkauf der TES Inc. Stammaktien beschaffen, diese uberwachen und deren Verkaufsaktivitaten koordinieren. Desweiteren wird der AN den Fortgang der Emission uberwachen, den Eingang der Zeichnungen prufen und bearbeiten, enentuelle Stornos bearbeiten sowie Korrespondenzen mit den Bertriebspartnern und den Anlegarn fuhren.

b. Grundlage dieser Vereinbarung ist einzig der von der TES Inc. begebene Emissionsprospekt von Januar 1997. Der AN is verpflichtet,Informationen uber die TES Inc. Stammaktien nur im Rahmen des Prospektsinhalts weiterzugeben.

c. Den AN kann die ihgm ubertragenen Aufgaben auf Dritte ubertragen und durch diese ausfuhren lassen, sofern diese geeignet und imstande sind, die nach diesem Vertrag bestehenden Pflichten auszufuhren. '2 Nebenpflictiten des AN; Infomationsrecht des AG

Der AN fuhrt den Auftrag in standigem Kontakt mit dem AG durch und unterrrichtet ihn fortlaufend. Der AG ist jederzeit berechtigt, sich uber den Fortgang der Arbeiten zu informieren und Kostnachweise zu verlangen.

'3 Anregungen und Anderungswunsche des AG

1. Der AG kann sich jederzeit mit Anregungen und Anderungswunschen bezuglich der vertraglichen Leistung an den AN wenden. Dieser hat durchfuhrbare Anregungen und Anderungswunsche zu berucksichtigen.

2. Soweit dadurch das Ergebnis des Vorhabens beeintrachtigt wurde, der Zeitplan nicht eingenalten werden konnte, sich die vereinbarte Vergutung andern wurde, hat der AN den AG hierauf unverzuglich schriftlich hinzuweisen. Das gleiche gilt, wenn sich die Anregungen oder Anderungswunsche als undurchfuhrbar erweisen.

'4 Nebenpflichten des AG

Der AG verpflichtet sich, Auskunfte und Unterlagen, die zur Erbringung der Leistung erforderlich sind im Rahmen seiner Moglichkeiten zu erteilen bzw. zur Verfugung zu stellen.

'5 Vergutung

1 Der Auftragnehmer erhalt fur seine vertragliche Tatigkeit gem. '1 dieses Vertrages folgende Vergutung: Von jeder verkauften Stammaktie der TES Inc. eine Pauschale in Hohe der Differenz zwischen der von der TES Inc. ausgegebenen Provision von 20% pro verkaufter Stammaktie und der an den jeweiligen Vertriebspartner auszuzahlenden Provision.

2. Die Zahlung der Vergutung erfolgt bargeldlos. Der AG wird den falligen Honorarbetrag auf das Konto des AN uberweisen. Der AN wird dem AG innerhalbe von 10 Tagen nach Beginn des Vertrags die Kontonummer und die Adresse der kontofuhrenden Stelle mitteilen.

6. Kundigung und Rucktritt durch den AG

1. Gerat der AN mit den Arbeiten in Verzug, so kann der AG dem AN schriftlich eine angemessene Frist zur Vertragserfullung setzen und dabei erklaren, da(beta)er nach fruchtlosem Ablauf der Frist die Annahme der Leistung ablehne. Nach fruchtlosem Ablauf der Frist kann der AG den Vertrag kundigen, vom Vertag zurucktreten oder Schadensersatz wegen Nichterfullung verlangen.

2. Kunidigung und Rucktritt sind sctriftlich zu erklaren.

3. Die sonstigen gesetzlichen oder vertraglichen Rechte und Anspruche des AG bleiben unberuhrt.

'7 Kundigung Bdurch den AN

1. Unterla(beta)t der AG eine ihm nach dem Vertrag obliegende Mitwirkung und setzt er dadurch den AN au(beta)erstande, die Leistung vertragsgema(beta)zu erbringen, so kann der AN dem AG zur Erfullung dieser Mitwirkungspflicht schriftlich eine angemessene Frist Setzen und dabei erklaren, da(beta)er nach fruchtlosem Ablauf der Frist den Vertrag kundigen werde.

2. Im Fall der Kundigung sind die bis dahin erbrachten Leistungen nach den Vertragspreisen abszurechnen. Im ubrigen hat der AN Anspruch auf eine angemessene Entschadigung, deren Hohe in entsprechender Anwendung von ' 642 Abs. 2 BGB zu bestimmen ist.

3. Kundigung und Rucktritt sind schriftlich zu erklaren.

4. Die sonstigen gesetzlichen oder vertraglichen Rechte und Anspruche des AG bleiben unberuhrt.

'8 Haftung

Der AG haftet nicht fur Schaden aller Art, die dem AN oder Dritten im Zusammenhang mit diesem Vorhaben entstehen. Wird er fur solche Schaden haftbar gemacht, so hat ihn der AN freizustellen. Satze 1 und 2 gelten nicht, wenn der AG die Schaden selbst verschuldet hat.

'9 Urheberrechtliche Bestimmungen

Dem Auftraggeber steht an samtlichen Arbeitsergebnissen, die im Zusammenhang mit der Tatigkeit des Auftragnehmers entstehen das ausschlie(beta)liche und unbefristete Recht zur Ausubung aller vermogensrechtlichen Befugnisse insbs. zur wirtschaftlichen Verwertung zu, einschlie(beta)lich des Verbreitungs-, Vervielfaltigungs-, Veroffentlichungs- und Versendungsrecht (' 69b UrhG).

'10 Honorarverpfandung oder -abtretung

1. Der AN darf seine Vergutungsanspruche gegen den AG an Dritte nur nach vorheriger schriftlicher Zustimmung des AG verpfanden oder abtreten.

2. Der AN hat die durch eine eventuelle Pfandung, Verpfandung oder Abtretung gewachsenen Kosten zu tragen. Die zu ersetzenden Kosten sind pauschaliert und betragen je zu berechnender Pfandung, Verpfandung oder Abtretung DM 550,00, mindestens jedoch 1% der Gepfandeten oder abgetretenen Summae. Der AG ist berechtigt, bei Nachweis der hoheren tatsachlichen Kosten, diese in Ansatz zu bringen.

'11. Verschwiegenheitspflicht

1. Der AN verpflichtet sich, uber alle vertraulichen Angelegenheiten und Vorgange sowie durch den AG zum Betriebsgeheimnis bestimmte Umstande, die ihm im Rahmen seiner Tatigkeit zur Kenntnis gelangen auch nach Beendigung dieses Vertrags Stillschweigen zu bewahren.

2. Die  Verschwiegenheitspflicht  erstreckt  sich auch auf die in '7  getroffene
Vergutungsvereinbarung,   es  sei  denn  da(beta)  eine  Offenbarung   gegenuber
offentlichen Stellen notwendig ist.

3. Alle das Unternehmen in seinen Interessen beruhrenden Briefe, sind ohne Rucksicht auf den Adressaten sowie alle sonstigen Geschaftsstucke, Zeichnunge, Notizen Bucher, Muster, Modelle, Werkeuge, Material usw. dessen alleiniges Eigentum sind nach Auffordering bzw. nach Beendigung dieses Vertrages unaufgefordert zuruckzugeben. Zuruckbehaltungsrechte sind ausgeschlossen.

'12 Erfullungsort und Gerichtsstand

1. Erfullungsort fur die Zahlung des AG ist am Geschaftssitz des AG.

2. Gerichtsstand fur beide Vertragspartner is Munchen.

'13  Salvatorische Klausel, Schlu(beta)bestimmungen

1. Vereinbarungen au(beta)erhalb dieses Vertrages wurden nicht getroffen. Anderungen und Erganzungen dieses Vertrages bedurfen der Schriftform. Auch ein Verzicht auf die Schriftform ist formbedurftig.

2. Sollten einzelne Bestimmungen dieses Vertrages unwirksam sein oder werden, so wird die Wirksamkeit der ubrigen Bestimmungen hierdurch nicht beruhrt. Anstelle der unwirksamen Bestimmung oder zur Ausfullung eventueller Locken des Vertrages soll eine wirksame und angemessene Regelung treten, die dem am nachsten kommt, was die Parteien nach der wirtschaftlichen Zielsetzung gewollt haben.

3. Von diesem Vertrag haben beide Parteien je eine Ausfertigung erhalten.


Baldham.den                                      Olching,den


------------------------                         --------------------------
TES Inc.                                         Yvonne Marquard
(Auftraggeber)                                   (Auftragnehmer)